Exhibit 99.2

INTRODUCTION TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

Pursuant to an Agreement and Plan of Merger dated as of January 17, 2005 (the “Merger Agreement”), by and among Ivory Capital Corporation, a Colorado corporation (“Ivory” or the “Registrant”), Chelsea Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant (“Acquisition Co.”), and Chelsea Therapeutics, Inc., a Delaware corporation (“Chelsea”), Acquisition Co. merged with and into Chelsea with Chelsea remaining as the surviving company and a wholly-owned operating subsidiary of the Registrant (the “Merger”). The Merger was effective as of February 11, 2005, upon the filing of a Certificate of Merger with the Delaware Secretary of State (the “Certificate of Merger,” and together with the Merger Agreement the “Plan of Merger”).

At the effective time of the merger, the Registrant issued to the stockholders of Chelsea such number of shares of the Registrant’s capital stock that represent approximately 96.75% of the aggregate outstanding shares of the Registrant on a fully diluted basis. Since the stockholders of Chelsea received the majority of the voting shares of the Registrant, Chelsea’s officers and directors became the officers and directors of the Registrant and the Registrant adopted the business plan of Chelsea, Chelsea is the accounting acquirer (legal acquiree) and the Registrant is the accounting acquiree (legal acquirer). Since at the time of the merger Ivory was a publicly traded shell corporation, the transaction is being accounted for as a capital transaction. This transaction is equivalent to Chelsea issuing stock for the net assets of the Registrant, accompanied by a recapitalization of Chelsea. The accounting is identical to that resulting from a reverse acquisition, except that there are no adjustments to the historic carrying values of the assets and liabilities of Ivory.

Immediately prior to the effective time of the Merger, Chelsea had outstanding 5,434,550 shares of its $0.001 par value common stock (“Chelsea common stock”) and 4,714,287 shares of its $0.001 par value Series A Convertible Preferred Stock (“Chelsea Series A”). In accordance with the Plan of Merger, each outstanding share of Chelsea Series A and Chelsea common stock automatically converted into and is exchangeable for 10.56306036793 shares of the Registrant’s no par value common stock for a total of 107,202,778 shares. Chelsea also had outstanding options to purchase an aggregate of 945,054 shares of Chelsea common stock and outstanding warrants to purchase an aggregate of 412,133 shares of Chelsea Series A at the time of the Merger which, as a result of the Plan of Merger, now represent the right to purchase an aggregate of approximately 14,336,048 shares of the Registrant’s common stock. In conjunction with and immediately prior to the Merger, Chelsea issued warrants for the purchase of 89,903 shares of Chelsea common stock as consideration for events that facilitated the Merger which, as a result of the Merger, now represent the right to purchase 949,651 shares of the Registrant’s common stock.

Immediately after the Merger, Chelsea purchased all of the revolving notes outstanding with a face value of $33,294 under a credit agreement between the Registrant and its principal stockholders, together with accrued interest thereon and all related rights (including the option to convert the amounts due under the revolving notes into up to 4,000,000 shares of the Registrant’s common stock), for $400,000 in cash. In connection with such purchase, the holders of such revolving notes released any and all claims against the Registrant and Chelsea, including conversion rights as outlined in the note agreements.

The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical balance sheet of Chelsea and the historical balance sheet of the Registrant, giving effect to the merger as if it had been consummated on December 31, 2004. Pro forma Historical Statements of Operations for Chelsea Therapeutics, Inc and Ivory Capital Corporation, giving effect to the merger were not presented since Ivory ceased its operations after the merger and Ivory’s historical activity is not material.

You should read this information in conjunction with the:

•	Accompanying notes to the Unaudited Pro Forma Condensed Combined Balance Sheet; and

•	Separate historical financial statements of Chelsea as of and for the periods ended December 31, 2003 and 2004 and the period from April 3, 2002 (Inception) to December 31, 2004.

We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position actually would have been had we completed the merger on December 31, 2004. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2004 for Chelsea Therapeutics, Inc.

As of January 31, 2005 for Ivory Capital Corporation and Subsidiary

	Chelsea Therapeutics	Ivory Capital Corporation & Subsidiary	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$10,977,140	$—	$(400,000	) c	$10,577,140
Prepaid expenses and other current assets	99,025	—	—		99,025

Total current assets	11,076,165	—	(400,000)		10,676,165
Property and equipment, net	51,164	—	—		51,164
Other assets	13,461	—	—		13,461

	$11,140,790	$—	$(400,000)		$10,740,790

See accompanying notes to unaudited pro forma condensed combined balance sheet.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2004 for Chelsea Therapeutics, Inc.

As of January 31, 2005 for Ivory Capital Corporation and Subsidiary

	Chelsea Therapeutics	Ivory Capital Corporation & Subsidiary	Pro Forma Adjustments		Pro Forma Combined
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$120,149	$3,846	$—		$123,995
Accrued compensation and related expenses	218,540	—	—		218,540
Accrued expenses	260,887	—	—		260,887
Notes payable - stockholders	—	33,292	(33,292	) a	—
Accrued interest - stockholders	—	3,837	(3,837	) a	—

Total liabilities	599,576	40,975	(37,129)		603,422

Stockholders’ equity (deficiency):
Preferred stock	4,714	—	(4,714	) b	—
Common stock	5,435	120,860	(100,000	) a	13,185,923
			(61,835	) a
			33,292	a
			3,837	a
			4,714	b
			13,579,620	b
			(400,000	) c
Additional paid-in capital	13,579,620	—	(13,579,620	) b	—

Deferred stock-based compensation	(31,996)	—	—		(31,996)
Accumulated deficit	—	(100,000)	100,000	a	—
Deficit accumulated during the development stage	(3,016,559)	(61,835)	61,835	a	(3,016,559)

Total stockholders’ equity (deficiency)	10,541,214	(40,975)	(362,871)		10,137,368

	$11,140,790	$—	$(400,000)		$10,740,790

See accompanying notes to unaudited pro forma condensed combined balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1)	DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On February 11, 2005, Ivory Capital Corporation (“Ivory” or the “Registrant”) and Chelsea Therapeutics, Inc. (“Chelsea”) consummated an agreement and plan of merger. Pursuant to the Merger Agreement (“Merger”), Chelsea was the surviving entity and a wholly-owned subsidiary of Ivory. At the effective time of the merger, Ivory issued to the stockholders of Chelsea such number of shares of Ivory’s common stock that represented approximately 96.75% of the aggregate outstanding shares of the Registrant on a fully diluted basis. Since the stockholders of Chelsea received the majority of the voting shares of Ivory, Chelsea’s officers and directors became the officers and directors of the Registrant and the Registrant adopted the business plan of Chelsea, Chelsea is the accounting acquirer (legal acquiree) and Ivory is the accounting acquiree (legal acquirer). Since at completion of the merger, Ivory was a shell corporation, the transaction is being accounted for as a capital transaction. This transaction is equivalent to Chelsea issuing stock for the net assets of Ivory, accompanied by a recapitalization of Chelsea. The accounting is identical to that resulting from a reverse acquisition, except that there are no adjustments to the historic carrying values of the assets and liabilities of Ivory.

(2)	PRO FORMA ADJUSTMENTS

(a)	To eliminate the historical stockholders’ equity accounts and amounts payable to stockholders under revolving note agreements of Ivory Capital Corporation, the accounting acquiree.

(b)	To record the 4,114,600 shares of the no par value common stock of the Registrant issued and outstanding and the issuance of 107,202,778 shares of Ivory no par value common stock in exchange for all issued and outstanding shares of the common stock and Series A stock of Chelsea, effectively the recapitalization of Chelsea.

(c)	To record the purchase of the revolving notes outstanding between the Registrant and its principal stockholders, together with accrued interest thereon and all related rights (including the option to convert the amounts due under the revolving notes into up to 4,000,000 shares of the Registrant’s common stock), for $400,000 in cash. This payment is part of the cost of acquiring Ivory.